Exhibit 99.1
Press Contact:
Alanna Gino, Antenna Group (for Ecology Coatings)
415-977-1918
alanna@antennagroup.com
Ecology Coatings Names Chairman Richard Stromback as CEO
BLOOMFIELD HILLS, Mich. August 15, 2007 — Ecology Coatings, Inc. (OTCBB: ECOC), a leader in the development of nano-enabled, ultra-violet (UV) curable, clean technology coatings, today announced that its Chairman, Richard Stromback, has been elected to the additional position of Chief Executive Officer. Tom Krotine will transition to the role of President and Chief Operating Officer. This reorganization follows the recent company listing on the OTC Bulletin Board and supports Ecology Coatings’ strategy for bringing its proprietary UV-curable coatings to market.
Mr. Stromback’s new role affords him the ability to focus on corporate strategy and build upon the momentum that the Company has generated since it was founded. Mr. Stromback’s history with Ecology Coatings and his experience in Europe and Asia will help the Company continue to gain traction in the global industrial markets, as well as develop additional strategic partnerships for continued long term growth. Drawing on his 35 years of industry experience, Mr. Krotine will apply his expertise in coatings technology, business process optimization and new business development as he oversees global operations and logistics as Ecology Coatings’ COO.
“As Ecology Coatings moves into the next phase of product commercialization, Tom’s deep knowledge of the coatings industry will be best used to extend the company’s reach into new industry channels,” said Mr. Stromback. “Meanwhile, I am very enthusiastic about becoming more closely involved in the day-to-day business of Ecology Coatings as we scale up to satisfy demand and address the public market.”
About Ecology Coatings, Inc.
Ecology Coatings, Inc. is a leader in the development of nano-enabled, ultra-violet curable, clean technology coatings that are designed to drive efficiencies and clean processes in manufacturing. The Company creates proprietary coatings with unique performance attributes by leveraging its platform of integrated nano-material technologies. Ecology Coatings collaborates with industry leaders to develop high-value, high-performance coatings for applications in the specialty paper, automotive, general industrial, electronic, and medical sectors of the economy. For information about Ecology Coatings and its product offerings, call (248) 723-2223 or visit www.ecologycoatings.com. Ecology Coatings’ common stock is traded on the OTC Bulletin Board under the symbol “ECOC”.
Founded in March 1990 and headquartered in Bloomfield Hills, Michigan, Ecology

Coatings also maintains a research and development facility in Akron, Ohio.
Forward-Looking Statements
Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as, Ecology Coatings (the “Company”), by and through its management, “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “foresees,” “intends,” “plans” or other words of similar import. Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include but are not limited to: Ecology Coatings’ ability to develop, manufacture and market innovative products in a rapidly changing technological environment; the Company’s ability to compete in products and prices in an intensely competitive industry; the Company’s ability to maintain and enforce a strong intellectual property portfolio; the Company’s ability to attract sufficient capital; the Company’s ability to attract and retain talented individuals; adverse changes in general economic or market conditions, and; other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission, including, specifically, the Company’s latest periodic Report on Form 8-K.
Ecology Coatings, A Cleantech Company

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